EUREKA FINANCIAL CORP.

3455 Forbes Avenue
Pittsburgh, PA 15213-3253

Phone: (412) 681-8400
Fax: (412) 681-6625
www.eurekabancorp.com
                                                Contact:   Edward F. Seserko

                                                           President and CEO
                                                           (412) 681-8400

                                                           For Immediate Release
                                                           April 30, 2004


                    EUREKA FINANCIAL CORP. ANNOUNCES EARNINGS
                FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2004


Pittsburgh, Pennsylvania - Eureka Financial Corp., (the "Company"), the parent holding company for Eureka Bank, (the "Bank"), Pittsburgh, Pennsylvania, announced earnings for the three and six months ended March 31, 2004. For the three months ended March 31, 2004, the Company earned $176,000, or $.13 diluted earnings per share, as compared to earnings of $223,000, or $.17 diluted earnings per share, for the three months ended March 31, 2003. For the six months ended March 31, 2004, the Company earned $385,000, or $.30 diluted earnings per share, as compared to earnings of $439,000 or $.35 diluted earnings per share, for the six months ended March 31, 2003.

President and Chief Executive Officer Edward F. Seserko stated, " The decrease in net income for the three and six months ended March 31, 2004, as compared to the comparable 2003 periods, reflects in part the increase in non-interest expense as a result of an aggressive payoff of the Employee Stock Ownership Plan
(ESOP) loan."

The Company is in the Mutual Holding Company form of organization with the majority of its stock owned by Eureka Bancorp, MHC.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades on the electronic bulletin board under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             EUREKA FINANCIAL CORP.
                             Selected Financial Data
                                   (UNAUDITED)
                  (Dollars in thousands except per share data)

                                                                       March 31,         September 30,
                                                                         2004                2003
                                                                     -------------       -------------
Total assets                                                       $       83,536      $       83,321
Cash and investments                                                       24,746              28,042
Loans receivable, net                                                      56,687              53,288
Deposits                                                                   61,296              61,840
Total liabilities                                                          63,784              64,250
Stockholders' equity                                               $       19,752      $       19,071

Nonaccrual loans                                                   $          319      $          377
Repossessed real estate                                                         0                   0
Total nonperforming assets                                         $          319      $          377

Allowance for loan losses to nonperforming loans                          148.59%             129.71%
Nonperforming loans to net loans                                            0.56%               0.71%
Nonperforming loans to total assets                                         0.38%               0.45%
Book value per share                                               $        16.10      $        15.55
Number of common shares outstanding                                     1,226,538           1,226,538


                                                       Three Months Ended                       Six Months Ended
                                                            March 31,                                March 31,
                                                ----------------------------------       -----------------------------------
                                                    2004                 2003                2004                  2003
                                                -------------        -------------       -------------         -------------
Interest income                               $        1,166       $        1,175      $        2,325        $        2,369
Interest expense                                         375                  413                 764                   855
                                                -------------        -------------       -------------         -------------
  Net interest income                                    791                  762               1,561                 1,514
Provision for loan losses                                 15                    0                  30                     0
                                                -------------        -------------       -------------         -------------

Net interest income after provision for loan losses      776                  762               1,531                 1,514
Noninterest income                                        30                   23                  67                    55
Noninterest expense                                      594                  514               1,130                 1,016
                                                -------------        -------------       -------------         -------------

Income before income taxes                               212                  271                 468                   553
Income tax expense                                        36                   48                  83                   114
                                                -------------        -------------       -------------         -------------

Net income                                    $          176       $          223      $          385        $          439
                                                =============        =============       =============         =============